EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $783 MILLION, UP 39%
Revenues Grow 15% Year-Over-Year to $2.4 Billion, Marking Eleven Consecutive Record Quarters
Core Net New Assets Rise 69% to a New All-Time High of $65.6 Billion

SAN FRANCISCO, April 16, 2018 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2018 was a record $783 million, up 31% from $597 million for the prior quarter, and up 39% from $564 million for the first quarter of 2017.

	Three Months Ended March 31,		%
Financial Highlights	2018	2017	Change

Net revenues (in millions)	$2,398	$2,081	15%
Net income (in millions)	$783	$564	39%
Diluted earnings per common share	$.55	$.39	41%
Pre-tax profit margin	41.8%	40.5%
Return on average common
stockholders’ equity (annualized)	18%	15%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Our contemporary full-service model continues to build stronger client relationships and drive record growth, even during times of market uncertainty. In the first quarter, investors experienced sharp market swings after nine consecutive quarters of positive S&P 500® returns. Amidst the volatility, client interactions surged as we offered the insight and assistance they expect – call volumes and web logins from both our retail and independent advisor clients were up nearly 20% and 50% from their respective quarterly averages. Engagement remained strong during the quarter, with trading activity rising nearly 40% year-over-year to a new all-time high and clients continuing to be net buyers of securities. New accounts totaled 443,000 company-wide – the highest quarterly level in 18 years. In addition, households new to our Retail business rose 42% versus the first quarter of 2017. Excluding planned mutual fund clearing outflows of $84.4 billion, our clients entrusted us with record quarterly core net new assets of $65.6 billion, implying an annualized growth rate of 7.8% – a level not seen since 2008. This strength in asset gathering spanned our largest businesses, as Advisor Services and Retail both set new records, with inflows up 27% and 64%, respectively, from last year. Our outstanding organic growth helped to partially offset market declines, and we ended the quarter serving $3.31 trillion in client assets, up 13% from last year, across 11.0 million active brokerage accounts, 1.2 million banking accounts, and 1.6 million retirement plan participants.”

Mr. Bettinger continued, “Operating ‘through clients’ eyes’ remains central to serving our current clients and fueling growth. Every day we ask ourselves how we can better support our clients, improve the value we offer, and make it simpler and easier to do business with us. We were recently honored as the ‘Highest in Investor Satisfaction with Full Service Brokerage Firms’ by J.D. Power* for the third consecutive year, demonstrating the importance of our broad capabilities, which include an extensive array of advice solutions. Total assets receiving ongoing advice continued

growing faster than client assets overall, totaling $1.72 trillion at March 31st. The first quarter marked three years since the launch of Schwab Intelligent Portfolios® and one year since the introduction of Schwab Intelligent Advisory® – which, combined with Institutional Intelligent Portfolios®, reached $30.6 billion in total digital advisory solution assets at quarter-end, up 92% year-over-year. Also this quarter, we passed an important milestone for Schwab ETF OneSource™. Launched five years ago, this program, which offers Schwab clients online commission-free ETFs, has more than doubled in scope to 254 ETFs spanning 69 Morningstar categories and now has over $130 billion in assets. Additionally, we initiated a ‘Sweep Tower’ for uninvested cash, offering eligible clients extended FDIC insurance of up to $500,000**. This enhancement broadens Schwab’s range of cash solutions for our clients, which provide smart features, competitive yields, and transparency that helps investors make informed decisions. In early April, we improved our futures trading capabilities, which now include contingent orders, trade calculators, education, and research, all at a lower per contract cost of $1.50. We are better positioned than ever to attract and serve a growing share of U.S. investable wealth by offering a “no trade-offs” combination of quality service, advice, and innovative products at a great value – all while leveraging our scale to operate efficiently and profitably.”

CFO Peter Crawford commented, “We’ve achieved another quarter of record financial performance, driven in part by sustained business momentum, higher interest rates, and lower corporate taxes. Net interest revenue grew 26% to a record $1.3 billion due to larger client cash sweep balances as well as the impact of the Fed’s 2017 and March 2018 rate hikes – our net interest margin expanded to 2.12%, up from 1.87% a year earlier. Asset management and administration fees increased 3% to $851 million due to growing balances in advised solutions, equity and bond funds, and ETFs, partially offset by lower money market fund revenue as a result of bulk transfers and 2017 fee cuts. Our clients’ record trading activity boosted Trading revenue 5% to $201 million, more than offsetting the commission pricing reductions announced in February of last year. On the expense front, our 13% first quarter spending increase reflected strong client metrics and activity, as well as recent market volatility. Compensation was 10% higher in the first quarter due to hiring to serve our expanding investor base and growth-related incentives. Professional services rose by 17%, largely from third-party fees tied to higher balances in our asset management business, and from our project spending. Lastly, Other expense grew by 44% mainly due to a $15 million charge associated with unsecured client margin losses in volatility-related products during early February. While these factors contributed to outlays that were a bit above our initial expectations, the expense scenario we shared at our Winter Business Update incorporated slightly elevated quarterly comparisons during the first half of 2018. Altogether, we achieved a 240 basis point gap between revenue and expense growth, which resulted in a 41.8% pre-tax profit margin; combined with a lower tax rate of 21.9%, we delivered record net income of $783 million, up 39% from a year ago.”

Mr. Crawford concluded, “During the first quarter, we actively utilized available capital to further our client cash strategy. As part of this process, we transferred approximately $25 billion from sweep money market funds to bank sweep and paid off $15 billion in Federal Home Loan Bank advances. The net effect of these moves and client activity lifted our consolidated balance sheet assets to $248 billion at quarter-end. We still anticipate crossing the $250 billion threshold in the first half of 2018. In keeping with the deployment of capital to support bulk transfers, our preliminary Tier 1 Leverage Ratio at quarter-end declined to 7.5%, remaining above our operating objective of 6.75%-7%. Our solid capital position enables Schwab to continue driving profitable growth while building long-term stockholder value – our first quarter return on equity reached 18%, the highest since 2009.”

Beginning with the first quarter of 2018, the Business Highlights section of the earnings release has been discontinued; selected balances are now located at: http://www.aboutschwab.com/investor-relations/.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

*Disclaimer: Charles Schwab received the highest numerical score in the J.D. Power 2016-2018 Full Service Investor Satisfaction Study. 2018 study based on 4,419 total responses from 18 firms measuring opinions of investors who used full service investment institutions, surveyed November-December 2017. Your experiences may vary. Visit jdpower.com.

**Bank Sweep deposits are held at one or more FDIC-insured banks that are affiliated with Charles Schwab & Co., Inc. (“Affiliated Banks”). Funds deposited at Affiliated Banks are insured, in aggregate, up to $250,000 per Affiliated Bank, per depositor, for each account ownership category, by the Federal Deposit Insurance Corporation (FDIC).

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary, which discusses mutual fund clearing, was posted on February 14, 2018.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s record growth; growth in client base, accounts, and assets; expense scenario; crossing the $250 billion asset threshold; Tier 1 Leverage Ratio operating objective; profitable growth; and stockholder value. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations, and trading activity; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; level of client assets, including cash balances; the company’s ability to manage expenses; the timing and amount of bulk transfers; client sensitivity to interest rates; regulatory guidance; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 345 offices and 11.0 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.2 million banking accounts, and $3.31 trillion in client assets as of March 31, 2018. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net Revenues
Interest revenue	$1,421	$1,055
Interest expense	(158)	(55)
Net interest revenue	1,263	1,000
Asset management and administration fees	851	823
Trading revenue	201	192
Other	83	66
Total net revenues	2,398	2,081
Expenses Excluding Interest
Compensation and benefits	770	701
Professional services	156	133
Occupancy and equipment	122	105
Advertising and market development	73	71
Communications	62	57
Depreciation and amortization	73	65
Regulatory fees and assessments	51	44
Other	89	62
Total expenses excluding interest	1,396	1,238
Income before taxes on income	1,002	843
Taxes on income	219	279
Net Income	783	564
Preferred stock dividends and other (1)	37	39
Net Income Available to Common Stockholders	$746	$525
Weighted-Average Common Shares Outstanding:
Basic	1,347	1,336
Diluted	1,362	1,351
Earnings Per Common Shares Outstanding:
Basic	$.55	$.39
Diluted	$.55	$.39
Dividends Declared Per Common Share	$.10	$.08

(1) Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q1-18 % change		2018	2017
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-17	Q4-17	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	26%	10%	$1,263	$1,147	$1,082	$1,053	$1,000
Asset management and administration fees	3%	(1)%	851	863	861	845	823
Trading revenue	5%	31%	201	154	151	157	192
Other	26%	6%	83	78	71	75	66
Total net revenues	15%	7%	2,398	2,242	2,165	2,130	2,081
Expenses Excluding Interest
Compensation and benefits	10%	8%	770	711	662	663	701
Professional services	17%	3%	156	151	152	144	133
Occupancy and equipment	16%	8%	122	113	111	107	105
Advertising and market development	3%	16%	73	63	63	71	71
Communications	9%	3%	62	60	56	58	57
Depreciation and amortization	12%	6%	73	69	69	66	65
Regulatory fees and assessments	16%	11%	51	46	43	46	44
Other	44%	17%	89	76	64	66	62
Total expenses excluding interest	13%	8%	1,396	1,289	1,220	1,221	1,238
Income before taxes on income	19%	5%	1,002	953	945	909	843
Taxes on income	(22)%	(38)%	219	356	327	334	279
Net Income	39%	31%	$783	$597	$618	$575	$564
Preferred stock dividends and other	(5)%	(21)%	37	47	43	45	39
Net Income Available to Common Stockholders	42%	36%	$746	$550	$575	$530	$525
Earnings per common share:
Basic	41%	34%	$.55	$.41	$.43	$.40	$.39
Diluted	41%	34%	$.55	$.41	$.42	$.39	$.39
Dividends declared per common share	25%	25%	$.10	$.08	$.08	$.08	$.08
Weighted-average common shares outstanding:
Basic	1%	—	1,347	1,343	1,339	1,338	1,336
Diluted	1%	—	1,362	1,358	1,353	1,351	1,351
Performance Measures
Pre-tax profit margin			41.8%	42.5%	43.6%	42.7%	40.5%
Return on average common stockholders’ equity (annualized) (1)			18%	14%	15%	15%	15%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(40)%	(15)%	$12.8	$15.1	$15.9	$18.5	$21.2
Receivables from brokerage clients — net	27%	3%	21.2	20.6	18.5	18.0	16.7
Bank loans — net	6%	(1)%	16.4	16.5	16.2	15.8	15.5
Total assets	9%	2%	248.3	243.3	230.7	220.6	227.1
Bank deposits	14%	12%	190.2	169.7	165.3	162.3	166.9
Payables to brokerage clients	(9)%	—	31.1	31.2	31.5	33.0	34.3
Short-term borrowings	(100)%	(100)%	—	15.0	5.0	.3	.6
Long-term debt	17%	(15)%	4.1	4.8	3.3	3.5	3.5
Stockholders’ equity	14%	4%	19.3	18.5	18.0	17.5	17.0
Other
Full-time equivalent employees (at quarter end, in thousands)	10%	3%	18.2	17.6	17.3	16.9	16.5
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	101%	(4)%	$135	$141	$118	$86	$67
Expenses excluding interest as a percentage of average client assets (annualized)			0.17%	0.16%	0.16%	0.16%	0.18%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	46%	34%	462	345	312	311	317
Asset-based trades (3)	35%	16%	139	120	137	103	103
Other trades (4)	28%	29%	211	163	184	175	165
Total	39%	29%	812	628	633	589	585
Average Revenue Per Revenue Trade (2)	(26)%	(1)%	$7.24	$7.33	$7.74	$7.96	$9.84

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018			2017
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$17,084	$66	1.53%	$9,047	$17	0.76%
Cash and investments segregated	13,969	48	1.37%	21,820	35	0.65%
Broker-related receivables (1)	287	1	1.32%	388	—	0.55%
Receivables from brokerage clients	18,872	179	3.79%	15,245	126	3.35%
Available for sale securities (2)	50,371	240	1.91%	71,430	251	1.43%
Held to maturity securities	121,412	721	2.38%	83,368	485	2.36%
Bank loans	16,456	130	3.19%	15,527	110	2.87%
Total interest-earning assets	238,451	1,385	2.33%	216,825	1,024	1.92%
Other interest revenue		36			31
Total interest-earning assets	$238,451	$1,421	2.39%	$216,825	$1,055	1.97%
Funding sources:
Bank deposits	$176,988	$64	0.15%	$163,682	$19	0.05%
Payables to brokerage clients	22,469	7	0.14%	27,666	2	0.03%
Short-term borrowings	12,170	47	1.55%	1,332	2	0.61%
Long-term debt	4,392	37	3.37%	3,090	28	3.67%
Total interest-bearing liabilities	216,019	155	0.29%	195,770	51	0.11%
Non-interest-bearing funding sources	22,432			21,055
Other interest expense		3			4
Total funding sources	$238,451	$158	0.27%	$216,825	$55	0.10%
Net interest revenue		$1,263	2.12%		$1,000	1.87%
(1) Interest revenue or expense was less than $500,000 in the period or the periods presented.
(2) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018			2017
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$156,362	$182	0.47%	$162,789	$231	0.58%
Fee waivers		—			(8)
Schwab money market funds	156,362	182	0.47%	162,789	223	0.56%
Schwab equity and bond funds and ETFs	196,950	63	0.13%	140,054	55	0.16%
Mutual Fund OneSource ® and other non-transaction fee funds	222,669	178	0.32%	202,416	170	0.34%
Other third-party mutual funds and ETFs (1)	319,722	70	0.09%	272,626	58	0.09%
Total mutual funds and ETFs (2)	$895,703	493	0.22%	$777,885	506	0.26%
Advice solutions (2) :
Fee-based	$224,760	282	0.51%	$191,775	244	0.52%
Non-fee-based	59,762	—	—	42,722	—	—
Total advice solutions	$284,522	282	0.40%	$234,497	244	0.42%
Other balance-based fees (3)	$426,012	66	0.06%	$388,739	61	0.06%
Other (4)		10			12
Total asset management and administration fees		$851			$823
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®, launched in March 2017; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Beginning the fourth quarter of 2017, a prospective change was made to add non-fee based average assets from managed portfolios. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-18 % Change		2018	2017
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-17	Q4-17	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	10%	10%	$219.4	$198.6	$195.0	$193.7	$199.6
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds (1)	(11)%	(11)%	145.0	163.6	159.2	156.2	162.9
Equity and bond funds (2)	19%	1%	83.4	82.5	77.3	73.3	70.1
Total proprietary mutual funds	(2)%	(7)%	228.4	246.1	236.5	229.5	233.0
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	8%	(2)%	221.6	225.2	221.2	224.7	204.9
Mutual fund clearing services	(10)%	(33)%	178.3	265.4	236.5	226.4	197.5
Other third-party mutual funds	16%	2%	693.4	682.6	652.5	609.0	596.2
Total Mutual Fund Marketplace	9%	(7)%	1,093.3	1,173.2	1,110.2	1,060.1	998.6
Total mutual fund assets	7%	(7)%	1,321.7	1,419.3	1,346.7	1,289.6	1,231.6
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	51%	5%	104.5	99.1	87.8	78.0	69.3
ETF OneSource™ (3)	29%	4%	29.8	28.7	26.6	24.9	23.1
Other third-party ETFs	22%	2%	314.7	308.8	286.7	270.2	257.0
Total ETF assets	29%	3%	449.0	436.6	401.1	373.1	349.4
Equity and other securities	14%	—	1,075.9	1,080.0	1,016.9	971.4	939.7
Fixed income securities	19%	5%	258.8	245.6	238.4	229.3	217.5
Margin loans outstanding	27%	6%	(19.4)	(18.3)	(16.9)	(16.5)	(15.3)
Total client assets	13%	(2)%	$3,305.4	$3,361.8	$3,181.2	$3,040.6	$2,922.5
Client assets by business
Investor Services	11%	(4)%	$1,740.8	$1,810.9	$1,707.0	$1,634.1	$1,565.9
Advisor Services	15%	1%	1,564.6	1,550.9	1,474.2	1,406.5	1,356.6
Total client assets	13%	(2)%	$3,305.4	$3,361.8	$3,181.2	$3,040.6	$2,922.5
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	N/M	N/M	$(50.8)	$46.4	$23.4	$39.9	$14.0
Advisor Services	29%	1%	32.0	31.7	28.2	24.6	24.9
Total net new assets	(148)%	(124)%	$(18.8)	$78.1	$51.6	$64.5	$38.9
Net market (losses) gains	(136)%	(137)%	(37.6)	102.5	89.0	53.6	104.1
Net (decline) growth	(139)%	(131)%	$(56.4)	$180.6	$140.6	$118.1	$143.0
New brokerage accounts (in thousands, for the quarter ended)	22%	15%	443	386	336	357	362
Clients (in thousands)
Active Brokerage Accounts	7%	2%	11,005	10,755	10,565	10,487	10,320
Banking Accounts	9%	2%	1,221	1,197	1,176	1,143	1,120
Corporate Retirement Plan Participants	3%	2%	1,594	1,568	1,552	1,540	1,545

(1) Total client assets in purchased money market funds are located at: http://www.aboutschwab.com/investor-relations.
(2) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of March 31, 2018, off-platform equity and bond funds and ETFs were $10.8 billion and $25.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) First quarter of 2018 includes outflows of $84.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client. Second quarter of 2017 includes inflows of $18.3 billion from a mutual fund clearing services client. First quarter of 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For March 2018

	2017										2018			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	20,663	20,941	21,009	21,350	21,891	21,948	22,405	23,377	24,272	24,719	26,149	25,029	24,103	(4)%	17%
Nasdaq Composite	5,912	6,048	6,199	6,140	6,348	6,429	6,496	6,728	6,874	6,903	7,411	7,273	7,063	(3)%	19%
Standard & Poor’s 500	2,363	2,384	2,412	2,423	2,470	2,472	2,519	2,575	2,648	2,674	2,824	2,714	2,641	(3)%	12%
Client Assets (in billions of dollars)
Beginning Client Assets	2,895.2	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8
Net New Assets (1)	21.2	2.8	24.0	37.7	15.8	18.0	17.8	35.4	15.7	27.0	11.5	(50.5)	20.2	140%	(5)%
Net Market Gains (Losses)	6.1	23.5	23.0	7.1	43.5	4.4	41.1	39.9	46.6	16.0	107.2	(101.2)	(43.6)
Total Client Assets (at month end)	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	(1)%	13%
Core Net New Assets (2)	21.2	2.8	21.3	22.1	15.8	18.0	17.8	19.2	15.7	27.0	18.7	21.3	25.6	20%	21%
Receiving Ongoing Advisory Services (at month end)
Investor Services	230.9	234.4	239.1	242.2	247.2	249.9	255.0	259.8	265.1	268.7	278.6	273.0	273.2	—	18%
Advisor Services (3)	1,250.9	1,262.7	1,283.4	1,297.6	1,323.8	1,333.1	1,358.6	1,382.6	1,410.8	1,431.1	1,483.7	1,449.5	1,444.4	—	15%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	10,320	10,386	10,439	10,487	10,477	10,525	10,565	10,603	10,671	10,755	10,858	10,936	11,005	1%	7%
Banking Accounts	1,120	1,128	1,138	1,143	1,154	1,167	1,176	1,181	1,192	1,197	1,210	1,218	1,221	—	9%
Corporate Retirement Plan Participants	1,545	1,543	1,541	1,540	1,540	1,550	1,552	1,556	1,564	1,568	1,580	1,580	1,594	1%	3%
Client Activity
New Brokerage Accounts (in thousands)	138	125	115	117	107	123	106	117	122	147	165	138	140	1%	1%
Inbound Calls (in thousands)	2,111	1,788	1,727	1,736	1,683	1,823	1,709	1,988	1,804	2,046	2,303	2,005	2,145	7%	2%
Web Logins (in thousands)	45,441	39,750	44,024	43,790	42,236	47,290	39,639	51,454	50,583	54,486	64,488	60,830	58,906	(3)%	30%
Client Cash as a Percentage of Client Assets (5)	12.4%	12.1%	11.8%	11.5%	11.3%	11.4%	11.1%	10.9%	10.8%	10.8%	10.4%	10.9%	11.0%	10 bp	(140) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	(125)	346	134	(63)	(95)	(1,683)	(138)	(51)	85	1,023	496	715	(158)
Small / Mid Capitalization Stock	(409)	(797)	(285)	(322)	(139)	(293)	45	378	(144)	274	(125)	(167)	130
International	1,703	2,410	3,610	3,631	2,675	1,705	1,549	1,913	2,627	1,852	4,306	2,685	1,546
Specialized	273	570	529	647	236	279	465	655	58	424	1,569	187	326
Hybrid	563	92	65	(340)	142	(272)	460	(118)	(263)	307	978	(88)	529
Taxable Bond	3,876	2,060	3,618	3,499	3,064	3,481	3,809	3,466	2,389	2,561	3,284	155	2,117
Tax-Free Bond	300	155	290	507	453	715	494	452	371	341	1,247	211	247
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	2,368	1,116	3,837	2,980	3,201	1,048	3,002	2,401	882	775	4,843	(417)	1,976
Exchange-Traded Funds (7)	3,813	3,720	4,124	4,579	3,135	2,884	3,682	4,294	4,241	6,007	6,912	4,115	2,761
Money Market Funds	1,218	(4,434)	(1,167)	(1,260)	1,022	2,105	(374)	213	1,166	2,968	(5,730)	(4,292)	(9,100)
Average Interest-Earning Assets (8)
(in millions of dollars)	218,554	217,407	215,252	214,709	212,108	214,458	216,472	219,658	223,292	228,540	234,619	239,922	241,049	—	10%

(1) March, February, and January 2018 include outflows of $5.4 billion, $71.8 billion, and $7.2 billion, respectively, from certain mutual fund clearing services clients. October and June 2017 include inflows of $16.2 billion and $15.6 billion, respectively, from certain mutual fund clearing services clients.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client.
(3) Excludes Retirement Business Services.
(4) Periodically, the Company reviews its active account base. In July 2017, active brokerage accounts were reduced by approximately 48,000 as a result of low-balance closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the Company’s balance sheet.